Exhibit 99.2

Global Power January 31, 2018 Third Quarter 2017 Financial Results and Strategic Update Craig E. Holmes Co-President, Co-CEO Tracy Pagliara Co-President, Co-CEO Erin Gonzalez CFO

Cautionary Notes 1 Cautionary Note Regarding Forward-Looking Statements This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to comply with the terms of its debt instruments, the timing and the Company’s ability to file its Annual Report on Form 10-K for its 2017 fiscal year financial results and regain SEC reporting compliance, if at all, the timing or outcome of its strategic alternative initiatives for its Electrical Solutions segment, the expected timing of shipments and other related matters. These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties, including our ability to comply with the terms of our credit facility and enter into new lending facilities and access letters of credit and to remain as a publicly reporting entity pursuant to Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, including competitors being awarded business by our customers that we previously provided, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of our stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy, and any suspension of our continued reporting obligations under the Exchange Act. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the SEC, including the section of the Annual Report on Form 10-K for its 2016 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly. Non-GAAP Financial Measures This presentation will discuss some non-GAAP financial measures, which Global Power believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found on the EBITDA Reconciliation slide of this presentation.

Goal: Positioning for Improved 2018 2 Mechanical Solutions: presented as discontinued operations Electrical Solutions: sale process ongoing Challenging 2017, positioned for a better 2018 Services: best performing segment Active on Vogtle 3 & 4 Bidding on new projects Liquidity focus: Liquidity remains constrained Working to further restructure balance sheet by seeking new asset-based loan

($ in millions) 3 3Q 2017 Revenue Services $6.3 million of $8.3 million decline related to Hetsco divestiture $2.7 million decrease due to timing of completion of several fixed-price nuclear projects Electrical Solutions Evaluating strategic alternatives Challenging 2017; expecting improved 2018 Premier Koontz-Wagner brand well- recognized throughout the industry Diversified customers and end markets Broad geographic footprint $5.8 million of the decline related to Chattanooga plant closure and subsequent loss of major customer $1.3 million decrease related to timing of project completions and delays at Houston facility 3Q 2016 $66.0 $18.7 $47.4 Services $50.6 $11.6 $39.0 3Q 2017 Electrical Solutions 3

($ in millions) 4 3Q 2017 Gross Profit Services Gross profit declined $1.9 million $2.0 million decrease related to Hetsco divestiture Slightly offset by improved mix of business $5.1 million of zero margin revenue on estimated loss contracts reduced gross margin by 180 basis points Electrical Solutions Gross profit declined $8.5 million $2.0 million due to decline in revenue $6.4 million of incremental loss contract accruals 14.1% $9.3 3Q 2016 Services $(1.1) 12.2% (50.8)% (2.2)% 3Q 2017 Electrical Solutions

Selling & Marketing $0.4 million decline primarily from reduced labor expense General & Administrative Increased by $0.1 million $1.3 million increase in severance expense $0.6 million decrease in labor expense $0.4 million decrease in bank fees Depreciation & Amortization Relatively flat Restatement expenses Down $0.5 million to $0.6 million in 3Q 2017 from $1.1 million in 3Q 2016 ($ in millions) 5 3Q 2017 Operating Expenses $13.0 $12.7 $10.5 $1.0 3Q 2017 Depreciation G&A Selling & Marketing $13.0 $1.2 $1.4 3Q 2016

($ in millions) 6 3Q 2017 Operating Loss* Services Operating income declined just $0.2 million on lower revenue and gross profit $0.7 million decrease in operating expenses from reorganization of Williams business unit $1.1 million less operating expenses due to the Hetsco divestiture Electrical Solutions Loss increased $8.8 million due primarily to lower gross profit Corporate Loss increased by $0.6 million $1.3 million increase in severance expense Offset by $0.5 million decrease in restatement expenses ($14.4) ($4.8) *Operating loss from continuing operations 3Q 2016 $0.2 $1.6 ($6.6) ($4.8) 3Q 2017 $1.4 ($8.6) ($7.2) ($14.4) Services Electrical solutions Corporate

# 3Q 2017 Adjusted EBITDA*

*($ in millions)*



Adjusted EBITDA*
(continuing operations)
3Q 2016
3Q 2017
$1.4
$2.3
($5.1)
($1.3)
$1.9
($7.3)
($4.5)
($9.9)
Services
Electrical Solutions
Corporate

- $8.7 million of decline attributed to Electrical Solutions
- Liquidity initiative adjustments included:
  - *Severance costs: $0.4 million in 3Q 2016 and $1.7 million in 3Q 2017*
  - *Interest expense: $1.8 million in 3Q 2016 and $3.6 million in 3Q 2017*

*Adjusted EBITDA is a non-GAAP measure. Global Power believes that providing non-GAAP information, such as Adjusted EBITDA, is important as that information is used as analytical indicators by Global Power's management to better understand operating performance. Global Power's credit facility also contains ratios based on EBITDA. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies. *See the attached tables for additional important disclosures regarding Global Power's use of Adjusted EBITDA, as well as the reconciliation of GAAP net income/(loss) to Adjusted EBITDA.*

7

Progress in 2017 8 9-Months 2017: Realized negative cash flows from operations of $19.0 million YTD October 2017: Divested Mechanical Solutions, including Mexico facility & equipment, for $44.5 million net proceeds November 2017: Received $6.4 million on pre-petition services due from Westinghouse January 26, 2018: Outstanding debt balance was $25.4 million; Cash was $17.1 million, including $11.6 million of restricted cash Lending Agreement Date: Source: Terms June 2017 $45 million credit facility, senior secured term loan Initial interest is LIBOR +9% per year, payable in cash, plus 10% payable in-kind (“PIK”) interest Prepayment premium range: 0% - 3% Term end: December 16, 2021 August 2017 $10 million expansion with first-out payment Same as above Term end: September 30, 2018 October2017 Full repayment of $10 million first-out term loan established in August Repayment resulted in avoidance of potential increase in PIK rate in 2018 A default under the current agreement would allow lenders to exercise their rights to collect then-outstanding amounts, which may include foreclosure on substantially all of the Company’s assets. This action could have a material adverse effect on the business. Please refer to the Company’s 2016 Annual Report on Form 10-K for additional risks and discussions relative to the Company’s liquidity status.

Opportunities for 2018 and Beyond 9 Complete strategic alternatives for Electrical Solutions Secure ABL revolver Refinance term loan Focus resources on Services segment Increase scope on Vogtle 3 & 4 Bidding on new opportunities in various markets Aggressively reduce corporate and other operating costs File 2017 Form 10-K by April 2, 2018 due date

Supplemental Information

11 EBITDA Reconciliation Global Power Equipment Group Inc. Adjusted EBITDA Reconciliation Three Months Ended September 30, ($ in thousands) 2016 2017 Net loss from continuing operations $ (6,766) $ (18,383) Add back: Depreciation and amortization expense 1,481 1,354 Loss on sale of business and net assets held for sale 9 - Interest expense, net 1,774 3,639 Restatement expenses 1,132 637 Stock-based compensation 91 427 Income tax expense (benefit) 266 317 Severance costs 452 1,717 Asset disposition costs 102 311 Franchise taxes 115 90 Adjusted EBITDA from continuing operations $ (1,344) $ (9,891) Non-GAAP Financial Measure: Adjusted EBITDA is defined as consolidated net income before interest expense, net, income tax expense (benefit), franchise taxes, depreciation and amortization expense, impairment expenses, bargain purchase gain, foreign currency gain, other expense, net, stock-based compensation, restatement expenses, asset disposition costs, net loss on sale-leasebacks, loss on sale of business and net assets held for sale, bank restructuring costs, facility exit costs and severance costs. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Global Power believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Global Power's financial statements, as they are used as analytical indicators by Global Power's management to better understand operating performance. Global Power’s credit facility also contains ratios based on EBITDA. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.